For period ending (a) 06/30/97
File number (c) 811-   4692




                              SIGNATURE PAGE



This report is signed on behalf of the registrant.


City of: Los Angeles  State of:  California    Date: August 28, 1997




Name of Registrant, Depositor,
or Trustee:  Emerging Markets Growth Fund, Inc.


By /s/Nancy Englander           Witness /s/ Roberta A. Conroy
            Nancy Englander                Roberta A. Conroy
          President                       Senior Vice President
                                               & Secretary